CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

                                                                   Exhibit 10.14

                          THE JOHNS HOPKINS UNIVERSITY

                        BIONUMERIK PHARMACEUTICALS, INC.

          JOINT COLLABORATION, LICENSING, AND CLINICAL TRIALS AGREEMENT

      THIS AGREEMENT is made as of February 9, 2000 (the "Effective Date") by and between The Johns Hopkins University, organized and existing under the laws of the State of Maryland with its principal place of business at 720 Rutland Avenue, Baltimore, Maryland 21205 (the "University") and BioNumerik Pharmaceuticals, Inc., a Texas corporation with its principal place of business at Suite 1250, 8122 Datapoint Drive, San Antonio, Texas 78229 (the "Company").

                                    RECITALS

      WHEREAS the Company wishes to obtain the opportunity to discuss new technical developments with a view to potential licenses of certain inventions discovered and/or developed at the Johns Hopkins University Oncology Center (the "Center");

      WHEREAS the Center believes that the Company is skillful in the commercialization of pharmaceutical compounds and seeks to benefit economically from the Company's efforts;

      WHEREAS the Center desires to do clinical trials for the Company on an agreed basis respecting overhead costs;

      WHEREAS in consideration of such basis, the Company is willing to give the Center certain first option rights on any clinical trials to be done by the Company; and

      WHEREAS in consideration for these collaborations, the Company will pay to the Center [**] with the execution and delivery of this Agreement and an additional [**] on each of the next [**] anniversaries thereof.

      NOW, THEREFORE, the Parties agree as follows:

                                     PART I

                             TECHNICAL COLLABORATION

      1.1 General. This Agreement anticipates a five-year collaboration between the University and the Company (the "Collaboration") providing for the further development by the Company of compounds invented by members of the faculty of the Center (collectively, the "Center Faculty") for the treatment of solid tumors and hematologic malignancies and the potential applications of such compounds ("Oncology Drugs").

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

      1.2 Term. The Collaboration will take place during the period commencing on the Effective Date and continuing for five years thereafter. The term of the Collaboration may be extended by written agreement between the parties.

      1.3 Company's Option.

      (a) The University hereby grants to the Company a first option to a worldwide, royalty bearing, exclusive license to inventions of the Center Faculty which are made in the course of performing research funded by this Agreement, subject to the rights of any additional sponsors including U.S. Government rights under 35 U.S.C. Sections 200-212. Inventions discovered through research funded by the Company are hereinafter referred to as "University Inventions".

      (b) The University hereby grants to the Company a first option to a worldwide, royalty bearing, exclusive license to selected Oncology Drugs invented by Center Faculty without the Company's financial support and which are unencumbered by the licensing rights of commercial third parties. Inventions discovered without the Company's financial support are hereinafter referred to as "Selected Inventions."

      (c) The Company shall have sixty (60) days from the date of receipt of an Invention Notice (defined in Section 1.6) to request that the parties enter license negotiations. In the event that the Company and the University determine to enter into a license negotiation with respect to a University Invention or Selected Invention, the University and the Company will begin such negotiations using the general license form attached hereto as Exhibit A but further negotiation between the parties will be unrestricted. The Office of Technology Licensing of the University's School of Medicine will represent the University in such negotiations.

      1.4 Ownership of Collaboration Results. All inventions and discoveries shall be owned by the party making the invention or discovery. Any inventions deemed to be jointly made by the Company and the University shall be owned jointly by the Company and the University and subject to their respective license. Record title to patents and patent applications for University Inventions and/or Selected Inventions shall be held by the University. Record title to patents and patent applications for inventions made jointly by the University and the Company shall be joint and subject to their respective license.

      1.5 Other Collaborations. Each of the University and the Company shall be free to conduct other research, whether under the sponsorship of or in collaboration with, the federal government or other third parties, or otherwise, provided that the terms and conditions of any such research, sponsorships, or collaborations shall not conflict with the terms of this Agreement.

      1.6 Notice. The Center Faculty will promptly notify the Office of Technology Licensing of the University's School of Medicine (the "Licensing Office") in writing of any University Invention or Selected Invention (the "Invention Notice"). The Invention Notice will include a detailed written description of such invention. When a University Invention is not encumbered by the licensing rights of commercial third parties, the Licensing Office shall notify the director of the Center, who will promptly submit the Invention Notice to the Company. In the case of a Selected Invention, the Licensing Office and the director of the Center will review the Selected Invention and jointly determine whether the Company is a logical licensee, who is as capable of developing and commercializing the Selected Invention as other potential licensees. If the Licensing Office and the director of the Center agree that the Company is the logical licensee, the director of the Center will promptly submit the Invention Notice to the Company.

      1.7 Educational Advancement. The University does not guarantee that any patentable or non-patentable Oncology Drugs will result from the Collaboration. The Company understands that the University's primary mission is educational and that the Collaboration is intended to forward that mission.

      1.8 Consultation. The Company will make available its chief-executive officer, Frederick H. Hausheer, M.D. ("Dr. Hausheer"), to confer on-site with the Center one day per year, the Center Faculty, and the Center's investigators and researchers concerning Oncology Drugs developed by the Center Faculty. Dr. Hausheer's consultations will be without charge to the University.

      1.9 Confidentiality. During the period this agreement is in effect and for a period of three (3) years thereafter, the University and the Company agree to keep in confidence and to use solely as contemplated in this agreement all information received from the other party under this agreement or obtained pursuant to or in connection with the Collaboration. All reasonable efforts will be used to avoid disclosure to any third party of any information supplied or developed under this agreement, unless the prior written consent of the other party is obtained. The preceding confidentiality requirements will not extend to any information which (a) is or becomes public knowledge, after the time it becomes public; (b) the receiving party can show by written or other tangible evidence was in its possession at the time of disclosure hereunder and which the receiving party without breach of any obligation is free to disclose to others;
(c) was received by the receiving party from a third party who did not acquire it, directly or indirectly, from the disclosing party under any obligation of confidentiality and which the third party is free to disclose to others; (d) is required to be disclosed by a court of law or by the regulations of a federal agency, subject to the earliest practical notification by the party obligated to make such disclosure so as to enable the other party to obtain such protective orders as may be available; or (e) is independently developed by the receiving party and which the receiving party can show by written or other tangible evidence was so independently developed.

      1.10 Publication. Notwithstanding the foregoing, and except for information supplied by the Company and not otherwise known to the University, the University may publish in scientific journals research results arising from activities funded by the Company, from University Inventions, and from Selected Inventions for which the Company is given notice pursuant to Section 1.6, in accordance with the following procedures:

            (a) the University will submit the proposed manuscript to the Company at least thirty (30) days prior to submission for publication; and

            (b) within thirty (30) days of the receipt of such manuscript, the Company will advise the University whether the Company has determined that the manuscript contains patentable subject matter relating to a University Invention and whether the Company wishes that a patent application be filed.

      If the Company notifies the University that the manuscript includes no confidential information and/or that the Company does not wish patent action to be taken, or if the Company does not so notify the University within the thirty
(30) day period, the University will be free to publish. If the Company wishes patent action to be taken, it will notify the University of its decision and patent protection will be sought pursuant to Section 1. 111. Neither the University nor any of its employees will submit the manuscript for publication or disclose its contents to third parties until patent applications have been filed. The patent application(s) will be filed within ninety (90) days of the University's receipt of the Company's notice requesting that the University seek patent protection. After the earlier of ninety (90) days or the filing of a patent application, the University will be free to submit and publish the manuscript. However, no publication of any compounds, structures or other information which is confidential information of BioNumerik will be made by the University without the prior written consent of the Company, which consent will not be unreasonably withheld.

      1.11 Patents. Except as provided in Section 1.10, the Company may for a period of sixty (60) days after the Company's receipt of the Invention Notice elect to seek patent protection for any University Invention or Selected Invention with respect to which it negotiates a license. In the event the Company determines to seek patent protection, the Company will inform the University in writing of its election. The University will then cause to be prepared, filed, prosecuted, and maintained at the Company's expense patent applications and/or patents resulting therefrom, provided, however, that in the event that the Company and the University are unable to negotiate a license for such invention, the Company's liability for any additional patent expenses shall cease upon the University's receipt of the Company's written notification that it no longer wishes to continue negotiations, and the University will, upon licensing the invention to a commercial third party, reimburse the Company for all patent expenses which the Company incurred. Such patent preparation, filing, prosecution, and maintenance will be performed through outside patent counsel selected by the University and approved by the Company, which approval will not be unreasonably withheld. In the event the Company determines not to seek patent protection as provided herein, the University will be free to seek such protection at the University's expense.

                                     PART II

                            CLINICAL TRIAL AGREEMENT

      2.1 Clinical Trials. The Company hereby grants to the Center a first option to negotiate to conduct evaluative clinical trials of Oncology Drugs developed or invented by the Company (the "Trials"). The first option granted herein will expire thirty (30) days after the University's receipt of a written notice identifying the Oncology Drug developed or invented by the Company and containing an initial draft of the proposed investigational new drug application ("IND") to be filed with the Food and Drug Administration. In the event the University and the Company are unable to agree upon the material terms of a clinical trials agreement within such thirty (30) day period, the University's rights herein shall terminate with respect to that Oncology Drug. In addition, nothing herein shall prevent the Company from conducting negotiations with other potential clinical trial sites concurrently with its negotiations with the University. In connection with any agreement entered with respect to the Trials, the Company agrees to reimburse the University's direct and indirect costs, provided, however, that the University agrees that total indirect costs for such Trials will not exceed [**] of total direct costs, and the costs and terms of such Trials will otherwise be in accordance with and no less favorable to the Company than the Company's existing clinical trials agreements with the University.

                                    PART III

                                PERIODIC PAYMENTS

      3.1 Upon the execution and delivery of this Agreement by the University, the Company will pay to the Center [**]. Upon each of the next [**] succeeding anniversaries of the date of this Agreement, the Company will pay to the Center an additional [**]. In addition, the Center and the Company will discuss in good faith and determine a reasonable portion of the above-referenced annual amount paid to the Center that will be allocated to fund a fellowship or other research agreed upon by the Company and the Center.

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                     PART IV

                                  MISCELLANEOUS

      4.1 University Name. The Company will not use the name, likeness, or logo of the Johns Hopkins University; its Schools, Divisions, Departments, or Centers; The Johns Hopkins Hospital and Health System; or Johns Hopkins' faculty, employees, students, or trustees in any of the Company's fund-raising documents, publications, advertisements, or marketing and promotional materials without the prior written consent of the University. The University shall have three business days from the date of receipt of the Company's request for written consent to review such request.

      4.2 Breach/Default. Upon breach or default of any of the terms and conditions of this Agreement, the non-defaulting party will deliver a written notice of such default to the defaulting party (the "Default Notice"). If the default is not cured within sixty (60) days after the defaulting party's receipt of the Default Notice, the non-defaulting party may terminate this Agreement.

      4.3 Assignment. This Agreement may not be assigned or transferred by any party without the prior written consent of the parties, provided, however, that the Company may assign or transfer its rights and obligations under this Agreement to a successor to all or substantially all of its assets or business, whether by sale, merger, operation of law, or otherwise, and the Company shall provide written notice to the University of any such assignment.

      4.4 Independent Contractor. For the purposes of this agreement and all services to be provided hereunder, the parties will be and will be deemed to be independent contractors and not agents or employees of the other party. Neither party will have authority to make any statement, representation, or commitment of any kind, or to take any action which will be binding on the other party, except as may be expressly provided for herein or authorized in writing.

      4.5 Waiver and Amendment. The terms of this agreement may be waived or amended only with the written consent of the parties.

      4.6 Entire Agreement. This agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by warranties, representations, or covenants except as specifically set forth herein. In addition to this agreement, the existing Collaboration Agreement, dated as of November 19, 1996, between the Company and the University regarding the area of DNA methylation, the Master Clinical Trial Research Agreement, first dated as of March 9, 1995, between the University and the Company, and the related protocol, confidentiality and other agreements between the University and the Company, shall each remain and continue in full force and effect after the date hereof in accordance with their terms.

      4.7 Notices. Any notice required by this agreement shall be effective upon deposit when given by prepaid, first class, certified mail, return receipt requested, addressed to:

If to the University:        Michael B. Amey
                             Assistant Dean for Research Administration
                             The Johns Hopkins University School of Medicine
                             720 Rutland Ave., Administration Building, Room 129
                             Baltimore, Maryland 21205

with a copy to:              Martin D. Abeloff, M.D.
                             Professor and Director
                             The Johns Hopkins Oncology Center (157)
                             600 North Wolfe Street
                             Baltimore, Maryland 21287

If to the Company:           Frederick H. Hausheer, M.D.
                             Chairman
                             BioNumerik Pharmaceuticals, Inc.
                             8122 Datapoint Drive, Suite 1250
                             San Antonio, Texas 78229

      4.8 Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of Maryland as applied to agreements among Maryland residents to be performed entirely in Maryland.

      4.9 Headings. The headings of the several sections of this agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      4.10 Severability. If any provision of this agreement shall be found by a court to be void, invalid, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

      4.11 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but each of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. written.

THE JOHNS HOPKINS UNIVERSITY           BIONUMERIK PHARMACEUTICALS, INC.

By:    /s/ MICHAEL B. AMEY             By:    /s/ FREDERICK H. HAUSHEER
       ---------------------------            ----------------------------------
Name:  Michael B. Amey                 Name:  Frederick H. Hausheer, M.D.
Title: Assistant Dean                  Title: Chairman & Chief Executive Officer
       for Research Administration

Date:  2/16/00                         Date:  2/8/00

The undersigned have read this Agreement and agree to its terms:

/s/ FREDERICK H. HAUSHEER
-------------------------------
Frederick H. Hausheer, M.D.


/s/ MARTIN D. ABELOFF
-------------------------------
Martin D. Abeloff, M.D.